Exhibit 10.3

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of [•], by and between the undersigned (the “Subject Party”) and FG Imperii Acquisition Corp., a Cayman Islands exempted company (the “Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

Whereas, (i) Purchaser, (ii) FGII Merger Sub I Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub I”), (iii) FGII Merger Sub II LLC, a Texas limited liability company and a wholly-owned subsidiary of the Purchaser (“Merger Sub II”), and (iv) tZERO Group, Inc., a Delaware corporation (the “Company”) are parties to that certain Agreement and Plan of Merger, dated as of October 31, 2026, as may be amended, supplemented or otherwise modified from time to time (the “Merger Agreement”).

Whereas, pursuant to the Merger Agreement, Purchaser will become the 100% shareholder of the Company (the “Transaction”).

Whereas, the Subject Party is the record and/or beneficial owner of a certain number of shares of Company Stock, which will be exchanged for Purchaser Common Stock pursuant to the Merger Agreement.

Whereas, as a condition of, and as a material inducement for Purchaser to enter into and consummate the transactions contemplated by the Merger Agreement, the Subject Party has agreed to execute and deliver this Agreement.

1.             Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)            “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests or by Contract or otherwise, and the terms “controlling”, “under common control with” and “controlled by” have correlative meanings to the foregoing.

(b)            “Beneficially Own” means, with respect to any Subject Shares, having “beneficial ownership” as determined pursuant to Rule 13d-3 promulgated under the Exchange Act.

(c)            “Early Release Event” means the occurrence of any of the following after the Closing Date: (i) a liquidation, merger, consolidation, share exchange, reorganization or other similar transaction involving Purchaser that results in all of Purchaser’s shareholders having the right to exchange their shares of Purchaser Common Stock for cash, securities or other property, or following which the shareholders of Purchaser immediately prior to such transaction cease to hold a majority, by voting power, of the capital stock of the surviving or resulting entity (or a parent thereof); or (ii) the sale, lease, transfer or other disposition, in one or a series of related transactions, of all or substantially all of the assets of Purchaser and its Subsidiaries, taken as a whole, other than to a wholly-owned Subsidiary of Purchaser.

(d)            “Hedge” means to acquire any option or right or any equivalent contract to, directly or indirectly (including through one or more synthetic transactions), sell or otherwise dispose of the economic interest in Lock-Up Shares, or to enter into any swap, hedge, synthetic arrangement or any other agreement, including any short sales of Lock-Up Shares, purchase of, or entry into, any put or call option, forward, swap or other derivative positions, transactions or instruments, that directly or indirectly Transfers, in whole or in part, the economic interest in Lock-Up Shares, including the establishment or increase of any “put equivalent position” or liquidation or a decrease of a “call equivalent position” in Lock-Up Shares within the meaning of Section 16 of the Exchange Act. When used as a noun, “Hedge” has a correlative meaning.

(e)            “Lock-Up Period” means the period commencing on the date hereof (the “Closing Date”) and ending at the earlier of (A) 11:59 p.m. (Eastern Time) on the six (6) month anniversary of the Closing Date, and (B) the date of an Early Release Event; provided that, upon an Early Release Event, all Lock-Up Shares shall be released effective immediately prior to the consummation thereof.

(f)            “Lock-Up Shares” means, during the Lock-Up Period, one hundred percent (100%) of the Subject Shares.

(g)            “Share Certificate” means a certificate evidencing Lock-Up Shares.

(h)            “Subject Shares” means the aggregate Merger Consideration, comprised of shares of Purchaser Common Stock, received by the Subject Party pursuant to the Merger Agreement, whether such shares of Purchaser Common Stock are owned directly or otherwise Beneficially Owned by the Subject Party.

(i)            “Transfer” means, with respect to any Subject Shares or a right attributable thereto or interest therein, any direct or indirect sale, exchange, assignment, transfer (including by merger, conversion or operation of law), gift or other disposition of such Subject Shares, whether voluntary, involuntary or by operation of law and including by means of any Hedge, or a charge, mortgage, pledge of or granting of any other form of security interest in any such Subject Shares or interest therein (or such right attributable thereto). For the avoidance of doubt, a Transfer shall not include any transfer of equity interests in the Subject Party or any direct or indirect equity holder thereof.

2.             Transfer Restrictions. During the period beginning as of the date hereof and continuing until the expiration of the Lock-Up Period, and subject to the exceptions in Sections 3, 4, 5 and 6, hereof, the Subject Party shall not Transfer, permit or cause the Transfer of, any Lock-Up Shares (whether or not any transaction is to be settled by delivery of Lock-Up Shares or such other securities, in cash or otherwise), or make a public announcement of any intention to effect such a Transfer. Any purported Transfer that does not comply with the terms of this Agreement shall be null and void. For the avoidance of doubt, this Agreement does not purport to restrict any Transfer of shares of Purchaser Common Stock (i) acquired in open market transactions by the Subject Party (whether prior to, on or after the Closing Date), or (ii) that are Subject Shares but no longer qualify as Lock-Up Shares.

3.             Permitted Transfers. Notwithstanding anything to the contrary in this Agreement, the Subject Party may Transfer the Subject Party’s Lock-Up Shares only in the following circumstances:

(a)            if the Subject Party is an entity, (i) to any Affiliate of the Subject Party (including any investment fund or vehicle controlled or managed by, or under common control or management with, the Subject Party), or (ii) as a distribution to the Subject Party’s partners, members, shareholders or other equity holders (including fund investors);

(b)            if the Subject Party is an individual, by gift to a member of the Subject Party’s Immediate Family or to a trust, the beneficiary of which is a member of such Subject Party’s Immediate Family or an affiliate of such person, or to a charitable organization; provided that in the case of an Immediate Family member that is a trust, such trust does not require or permit the distribution of any of the Lock-Up Shares other than to the Subject Party and/or the Subject Party’s Immediate Family members; provided, further, that any such Transfer shall be for bona fide estate planning purposes and does not involve a disposition for value;

(c)            if the Subject Party is an individual, by virtue of laws of descent and distribution upon death of Subject Party or otherwise in connection with Transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the Immediate Family of the Subject Party;

(d)            if required pursuant to any applicable Law or a final and non-appealable Governmental Order of any Governmental Authority (including by Transfers by operation of law pursuant to a qualified domestic order, divorce settlement, or divorce decree or separation agreement or wind-up or dissolution of a legal entity);

(e)            to a charitable organization, foundation or donor-advised fund, including, if the Subject Party is an entity, by gift or distribution in connection with such Subject Party’s charitable giving program; provided that any such Transfer does not involve a disposition for value;

(f)             if the Subject Party is an entity, by virtue of the Laws of the jurisdiction of the Subject Party’s organization and the Subject Party’s Organizational Documents upon the dissolution, liquidation or winding up of the Subject Party;

(g)            to satisfy any U.S. federal, state or local income tax obligations of the Subject Party (or its direct or indirect owners) to the extent necessary to cover any tax liability arising as a direct result of the Transaction or the other transactions contemplated by the Merger Agreement;

(h)            in connection with the exercise of any options, warrants or other rights to purchase shares of Purchaser Common Stock (which exercises may be effected on a cashless or “net exercise” basis to the extent the instruments representing such options, warrants or rights permit), including any Transfer of Lock-Up Shares to Purchaser in payment of the exercise price; provided that any shares of Purchaser Common Stock received upon such exercise that constitute Lock-Up Shares shall remain subject to the restrictions of this Agreement during the Lock-Up Period;

(i)             to permit the satisfaction by Purchaser or any of its affiliates of tax withholding obligations pursuant to Purchaser’s equity incentive plans or arrangements or arising as a direct result of the Transaction or the other transactions contemplated by the Merger Agreement;

(j)             in connection with the establishment of a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided that no sales of Lock-Up Shares shall be made pursuant to such plan during the Lock-Up Period and no public announcement or filing is voluntarily made regarding such plan during the Lock-Up Period;

(k)            in connection with any transaction described in Section 5 herein;

(l)             to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (f) above; and

provided that in the case of any Transfer pursuant to clauses (a)-(f) and (l), each transferee shall execute and deliver to Purchaser a lock-up letter substantially in the form of this Agreement as a condition to the effectiveness of such Transfer.

4.             Termination. This Agreement shall terminate upon the earlier of (i) the expiration of the Lock-Up Period and (ii) the liquidation of the Purchaser.

5.             Purchaser Transactions. Notwithstanding anything to the contrary in this Agreement, the Subject Party shall be permitted to Transfer the Lock-Up Shares to a third-party pursuant to a tender or exchange offer for shares of Purchaser Common Stock or other transaction involving shares of Purchaser Common Stock, including, without limitation, a merger, consolidation, stock exchange, reorganization or other business combination or similar transaction, involving a change of control or similar extraordinary transaction of Purchaser that, in each case, has been approved by the board of directors of Purchaser (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the Subject Party may agree to Transfer the Subject Party’s Lock-Up Shares in connection with any such transaction, or vote any of the Subject Party’s Lock-Up Shares in favor of any such transaction); provided that all of the Subject Party’s Lock-Up Shares that are not so Transferred remain subject to this Agreement; and provided, further, that it shall be a condition of the Transfer that if such transaction is not completed, any of the Subject Party’s Lock-Up Shares shall remain subject to the restrictions herein.

6.             Stop Transfer Instructions. In furtherance of the foregoing, Purchaser and any duly appointed transfer agent for the registration or Transfer of the securities described herein are hereby authorized to decline to make any Transfer of securities if such Transfer would constitute a violation or breach of this Agreement. The Subject Party agrees and hereby consents to the entry of stop transfer instructions with Purchaser’s transfer agent and registrar against the Transfer of the applicable portion of the Subject Shares that, at such time during the Lock-Up Period, constitutes Lock-Up Shares except in compliance with and as contemplated by Sections 3, 4 and 5. The Subject Party further understands and acknowledges that this Agreement is irrevocable and shall be binding upon its heirs, legal representatives, successors and assigns.

7.             (a)            Legends. The Subject Party acknowledges that, to the extent applicable, each Share Certificate (if any) shall be endorsed with the legend substantially in the form set forth below, as well as any additional legend imposed or required by applicable Law.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON SALE OR TRANSFER CONTAINED IN A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF PURCHASER.

(b)            Purchaser will take all actions necessary to have the Lock-Up Legend and all stop transfer instructions removed from each applicable portion of the Subject Shares on the date such portion no longer constitutes Lock-Up Shares. In connection with any removal of the Lock-Up Legend and stop transfer instructions pursuant to this paragraph, if required by Purchaser’s transfer agent and registrar, Purchaser will, at its expense, promptly cause an opinion of counsel to be delivered to and maintained with such transfer agent and registrar, together with any other authorizations, certificates and directions required by such transfer agent and registrar, that authorize and direct the transfer agent and registrar to issue such Subject Shares without a Lock-Up Legend.

8.            Representations, Warranties and Acknowledgments.

(a)            Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies), and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Subject Party has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Subject Party confirms that it has not relied on the advice of Purchaser, Purchaser’s legal counsel, the Company or its legal counsel, or any other person.

(b)            The Subject Party hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of Purchaser, or any economic interest in or derivative of such stock, other than the Lock-Up Shares.

(c)            The Subject Party represents and warrants that, when the Lock-Up Shares are issued to the Subject Party, the Subject Party will have, and, except as contemplated by Sections 3, 4 and 5 above, will retain for the duration of the Lock-Up Period good and marketable title to its Subject Shares, free and clear of all liens, encumbrances, and claims whatsoever (other than arising or as expressly permitted under this Agreement or under applicable securities laws).

9.            Equal Treatment. If Purchaser releases, waives or terminates, in whole or in part, any lock-up or similar transfer restriction applicable to any other holder of Purchaser Common Stock, then the same percentage of the Lock-Up Shares held by the Subject Party shall be automatically and simultaneously released from the restrictions herein on a pro rata basis, and Purchaser shall promptly notify the Subject Party thereof.

10.            Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail, with affirmative confirmation of receipt, (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case, to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Purchaser (following the Closing Date):

525 Washington Blvd., Suite 300

Jersey City, NJ 07310

Attn: Alan Konevsky

E-mail: [***]

with a copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

Attn: Ivan Presant; Daniel Forman

E-mail: [***]; [***]

If to the Subject Party:
To the address set forth on the signature page attached hereto.

Any party may change its address for the purpose of this Section 10 by giving the other parties written notice of its new address in the manner set forth above.

11.            Miscellaneous.

(a)            Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(b)            Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(c)            Entire Agreement; Amendments and Waivers. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the parties with respect to the subject matter contained herein. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Except as otherwise expressly provided herein, remedies hereunder are cumulative and are not exclusive of any other remedies provided by applicable Law.

(d)            Assignment; Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the parties hereto, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder.

(e)            Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(f)             Jurisdiction; Waiver of Jury Trial.

(i)            All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 10 of this Agreement. Nothing in this Section 11(f) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(ii)            EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(F).

(g)            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)            Electronic Signatures. Each party hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. In the event that any signature is delivered by electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Agreement, such electronic mail or other electronic transmission shall create a valid and binding obligation of the applicable party with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

Very truly yours,

SUBJECT PARTY:

By:

Name:
(please print full name)

Address:

(please print mailing address)

FG IMPERII ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]